Exhibit 10.10

AMENDMENT TO LOAN DOCUMENTS

          THIS AMENDMENT to Loan Documents (this “Amendment”) is entered into as of May 24, 2006, by and between, on the one hand, SILICON VALLEY BANK, a California corporation (“Bank” or “Silicon”), and, on the other hand, Unify Corporation, a Delaware corporation (“Borrower”), whose chief executive office is located at 2101 Arena Blvd., Suite 100, Sacramento, California 95834.

RECITALS

          A.          Borrower and Bank are parties to  that certain Loan  and  Security Agreement, dated June 6, 2003 (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”), between them.

          B.          Bank has extended credit to Borrower for the purposes permitted in the Loan Agreement.

          C.          Borrower has requested that Bank amend the Loan Agreement to extend the Revolving Loans Maturity Date, as more fully set forth herein.

          D.          Bank has agreed to so amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

AGREEMENT

          NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

          1.          Definitions.  Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.

          2.          Amendment to Loan Documents.

                        2.1     Extension of Revolving Loans Maturity Date.  The portion of Section 4 of the Schedule to Loan Agreement that currently reads:

“With respect to all Obligations other than the Term Loan Obligations, June 4, 2006 (the “Revolving Loans Maturity Date”).”

hereby is amended and restated in its entirety to read as follows:

“With respect to all Obligations other than the Term Loan Obligations, August 3, 2006 (the “Revolving Loans Maturity Date”).”

          3.          Limitation of Amendments.

                        3.1     The amendments set forth in Section 2, above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of the Loan Agreement and any other present or future agreement between Borrower or any guarantor of any of the Obligations, on the one hand, and/or for the benefit of Bank, on the other hand, in connection with the Loan Agreement (in each case, as amended, restated, supplemented, or otherwise modified from time to time, collectively, the “Loan Documents”), or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.

                        3.2     This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

          4.         Representations and Warranties.  To induce Bank to enter into this Amendment, Borrower hereby represents and warrants to Bank as follows:

                        4.1     Immediately after giving effect to this Amendment  (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;

                        4.2     Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Documents, as amended by this Amendment;

                        4.3     The organizational documents of Borrower delivered to Bank on the Effective Date remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

                        4.4     The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Documents, as amended by this Amendment have been duly authorized;

                        4.5     The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Documents, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority,  or  subdivision  thereof,  binding  on  Borrower,  or  (d) the  organizational documents of Borrower;

                        4.6     The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Documents, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on either Borrower, except as already has been obtained or made; and

                        4.7          This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

          5.          Fee.  In consideration for Bank entering into this Amendment, Borrower shall pay Bank a fee of $2,500 concurrently with the execution and delivery of this Amendment, which fee shall be non-refundable and in addition to all interest and other fees payable to Bank under the Loan Documents. Bank is authorized to charge said fee to Borrower’s loan account.

          6.           Counterparts.  This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

          7.          Effectiveness.  This Amendment shall be deemed effective upon the due execution and delivery to Bank of this Amendment by each party hereto.

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          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

UNIFY CORPORATION

SILICON VALLEY BANK

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